                                                               EXHIBIT (3)(d)(i)
                               SERVICE AGREEMENT


        This Agreement is entered into and effective as of the 1st day of January, 1997, by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") and METROPOLITAN LIFE INSURANCE COMPANY ("Company")

        WHEREAS, FIIOC provides transfer agency and other services to Fidelity's Variable Insurance Products Fund, Variable Insurance Products Fund II and Variable Insurance Products Fund III (collectively "Funds"); and

        WHEREAS, the services provided by FIIOC on behalf of the Funds include responding to inquiries about the Funds, including the provision of information about the Funds' investment objectives, investment policies, portfolio holdings, etc.; and

        WHEREAS, Company holds shares of the Funds in order to fund certain variable annuity contracts, group annuity contracts and/or variable life insurance policies, the beneficial interests in which are held by individuals, plan trustees, or others who look to Company to provide information about the Funds similar to the information provided by FIIOC; and

        WHEREAS, the Company and one or more of the Funds have entered into one or more Participation Agreements, under which the Company agrees not to provide information about the Funds except for information provided by the Funds or their designees: and

        WHEREAS, FIIOC and Company desire that Company be able to respond to inquiries about the Funds from individual variable annuity owners, participants in group annuity contracts issued by the Company, and owners and participants under variable life insurance policies issued by the Company, and prospective customers for any of the above; and

        WHEREAS, FIIOC and Company recognize that Company's efforts in responding to customer inquiries will reduce the burden that such inquiries would place on FIIOC should such inquiries be directed to FIIOC.

        NOW, THEREFORE, the parties do agree as follows:

        1. Information to be Provided to Company: FIIOC agrees to provide to
           -------------------------------------
Company, on a periodic basis, directly or through a designee, information about the Funds' investment objectives, investment policies, portfolio holdings, performance. etc. The content and format of such information shall be as FIIOC, in its sole discretion, shall choose. FIIOC may change the format and/or content of such informational reports, and the frequency with which such information is provided. For purposes of Section 4.2 of each of the Company's Participation Agreement(s) with the Funds, FIIOC represents that it is the designee of the Funds, and Company may therefore use the information provided by FIIOC without seeking additional permission from the funds.

        2. Use of Information by Company: Company may use the information
           -----------------------------
provide by FIIOC in communications to individuals, plan trustees, or others who have legal title or other interest in the annuity or life insurance products issued by Company, and to prospective purchasers of such products or other interests thereunder. If such information is contained as part of larger pieces of sales literature, advertising, etc., such pieces shall be furnished for review to the Funds in accordance with the terms of the Company's
Participation Agreements with the Funds. Nothing herein shall give the Company the right to expand upon, reformat or otherwise alter the information provided by FIIOC. Company acknowledges that the information provided it by FIIOC may need to be supplemented with additional qualifying information, regulatory disclaimers, or other information before it may be conveyed to persons outside the Company.

        3. Compensation to Company: In recognition of the fact that Company will
           -----------------------
respond to inquiries that otherwise would be handled by FIIOC. FIIOC agrees to pay Company a quarterly fee computed as follows:

        At the close of each calendar quarter, FIIOC will determine the Average Daily Assets held in the Funds by the Company. Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter divided by the number of calendar days in the quarter. The Average Daily Assets shall be multiplied by 0.0004 (4 basis points) and that sum shall be divided by four. The resulting number shall be the quarterly fee for that quarter, which shall be paid to Company during the following month.

        Should any Participation Agreement(s) between Company and any Fund(s) be terminated effective before the last day of a quarter, Company shall be entitled to a fee for that portion of the quarter during which the Participation Agreement was still in effect, unless such termination is due to breach of the Participation Agreement or this Agreement on the part of the Company.
For such a stub quarter, Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter through and including the date of termination of the Participation Agreement(s), divided by the number of calendar days in that quarter for which the Participation Agreement was in effect. Such Average Daily Assets shall be multiplied by 0.0004 (4 basis points) and that number shall be multiplied by the number of days in such quarter that the Participation Agreement was in effect, then divided by three hundred and sixty-five. The resulting number shall be the quarterly fee for the stub quarter, which shall be paid to Company during the following month.

        Notwithstanding the foregoing, compensation for each calendar quarter will not exceed one million dollars (1,000,000).

        4. Termination. This Agreement may be terminated by Company at any time
           -----------
upon written notice to FIIOC. FIIOC may terminate this Agreement at any time upon one hundred eighty (180) days written notice to Company. FIIOC may terminate this Agreement immediately upon written notice to Company (1) if required by any applicable law or regulation, (2) if so required by action of the Fund(s) Board of Trustees, or (3) if Company engages in any material breach of this Agreement. This Agreement shall terminate immediately and automatically upon the termination of Company's Participation Agreement(s) with the Funds, and in such event no notice need be given hereunder.

        5. Applicable Law. This Agreement shall be construed and the provisions
           --------------
hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

        6. Assignment.  This Agreement may not be assigned, except (1) with the
           ----------
written consent of the other party, or (2) that it shall be assigned automatically to any successor to FIIOC as the Funds' transfer agent, and any such successor shall be bound by the terms of this Agreement.

        IN WITNESS WHEREOF, the parties have set their hands as of the date first written above.

        FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.


By:     /s/ Thomas J. Fryer
        --------------------
        Thomas J. Fryer

        METROPOLITAN LIFE INSURANCE COMPANY

By:     /s/ Scott H. Novak
        --------------------
Name:   Scott H. Novak

Title:  Assistant Vice President

                                                               EXHIBIT (3)(d)(i)

                               SERVICE CONTRACT


WITH RESPECT TO SHARES OF:

( )     Variable Insurance Products Fund - High Income Portfolio
( )     Variable Insurance Products Fund - Equity-Income Portfolio
( )     Variable Insurance Products Fund - Growth Portfolio
( )     Variable Insurance Products Fund -Overseas Portfolio
( )     Variable Insurance Products Fund II - Investment Grade Bond Portfolio
( )     Variable Insurance Products Fund II - Asset Manager Portfolio
( )     Variable Insurance Products Fund II - Contrafund Portfolio
( )     Variable Insurance Products Fund II - Asset Manager:  Growth Portfolio
( )     Variable Insurance Products Fund III - Growth Opportunities Portfolio
( )     Variable Insurance Products Fund III - Balanced Portfolio
( )     Variable Insurance Products Fund III - Growth & Income Portfolio

To Fidelity Distributors Corporation:

We desire to enter into a Contract with you for activities in connection with the distribution of shares and the servicing of shareholders of the Fund noted above (the "Fund") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and for which you are the agent for the continuous distribution of shares.

THE TERMS AND CONDITIONS OF THIS CONTRACT ARE AS FOLLOWS:

1. We shall provide distribution and certain shareholder services for our clients who own Fund shares ("clients"), which services may include, without limitation: sale of shares of the Fund; answering client inquiries regarding the Fund; assistance to clients in changing dividend options, account designations and addresses; performance of subaccounting; processing purchase and redemption transactions, including automatic investment and redemption of client account cash balances; providing periodic statements showing a client's account balance and the integration of such statements with other transactions; arranging for bank wires; and providing such other information and services as you reasonably may request.

2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to shareholders of the Fund, and to assist you in servicing accounts of clients.

3. We agree to indemnify and hold you, the Fund, and the Fund's adviser and transfer agent harmless from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by us or our officers, employees or agents regarding the purchase, redemption, transfer or registration of shares for our clients. Such indemnification shall survive the termination of this Contract.

    Neither we nor any of our officers, employees or agents are authorized to make any representation concerning Fund shares except those contained in the then current Fund Prospectus, copies of which will be supplied by you to us: and we shall have no authority to act as agent for the Fund or for you.

4. In consideration of the services and facilities described herein, we shall be entitled to receive, and you shall cause to be paid to us by yourself or by Fidelity Management & Research Company, investment adviser of the Fund, such fees as are set forth in the accompanying "Fee Schedule for Qualified Recipients." We understand that the payment of such fees has been authorized pursuant to a Service Plan approved by the Board of Trustees

                   FEE SCHEDULE FOR QUALIFIED RECIPIENTS OF

Variable Insurance Products Fund - High Income Portfolio
Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Investment Grade Bond Portfolio Variable Insurance Products Fund II - Asset Manager Portfolio
Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio Variable Insurance Products Fund III - Growth Opportunities Portfolio Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio

  (1) Those who have signed the Service Agreement, who meet the requirements of paragraph (4) below, and who render distribution, administrative support and recordkeeping services as described therein, will hereafter be referred to as "Qualified Recipients."

  (2) Qualified Recipients who perform distribution services for their clients including, without limitation, sale of Portfolio shares, answering routine client inquiries about the Portfolio(s), completing Portfolio applications for the client, and producing Portfolio sales brochures or other marketing materials, will earn a quarterly fee at an annualized rate of 0.06% (six basis points) of the average aggregate net assets of their clients invested in the Portfolios.

  (3) The fees paid to each Qualified Recipient will be calculated and paid quarterly. Checks will be mailed to each Qualified Recipient by the 30th of the following month.

  (4) In order to be assured of receiving payment under this Agreement for a given calendar quarter, a Qualified Recipient must have insurance company clients with a minimum of $100 million of average net assets in the aggregate in the mutual fund portfolios shown below. For any calendar quarter during which assets in these portfolios are in the aggregate less than $100 million, the amount of qualifying assets may be considered to be zero for the purpose of computing the payments due.

Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Asset Manager Portfolio
Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio
Variable Insurance Products Fund III - Growth Opportunities Portfolio
Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio of the Fund, and those Trustees who are not "interested persons" of the Fund (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Service Plan or in any agreements related to the Service Plan (hereinafter referred to as "Qualified Trustees"), and shareholders of the Fund, that such fees will be paid out of the fees paid to the Fund's investment adviser, said adviser's past profits or any other source available to said adviser; that the cost to the Fund for such fees shall not exceed the amount of the advisory and service fee; and that such fees are subject to change during the term of this Contract and shall be paid only so long as this Contract is in effect.

5. We agree to conduct our activities in accordance with any applicable federal or state laws, including securities laws and any obligation thereunder to disclose to our clients the receipt of fees in connection with their investment in the Fund.

6. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of the Fund.

7. This Contract shall continue in force for one year from the effective date (see below), and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically subject to termination without penalty at any time if a majority of the Fund's Qualified Trustees vote to terminate or not to continue the Service Plan. This Contract is also terminable without penalty at any time the Service Plan is terminated by vote of a majority of the Fund's outstanding voting securities upon 60 days written notice thereof to us. This Contract may also be terminated by us, for any reason, upon 15 days' written notice to you. Notwithstanding anything contained herein, in the event that the Service Plan shall terminate or we shall fail to perform the distribution and shareholder servicing functions contemplated by this Contact, such determination to be made in good faith by the Fund or you, this Contract is terminable effective upon receipt of notice thereof by us. This Contract will also terminate automatically in the event of its assignment (as defined in the Act).

8. All communications to you shall be sent to you at your offices, 82 Devonshire Street, Boston, MA 02109. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown in this Contract.

9. This Contract shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

Very truly yours,

     Scott H. Novak,                                    METLIFE
--------------------------------------------------------------------------------
Name of Qualified Recipient (Please Print or Type)


One Madison Avenue    Area 2H        New York, NY   10010-3690
--------------------------------------------------------------------------------
Street                                  City         Zip Code

By:  /s/ Scott H. Novak
   -----------------------------------------------------------------------------
    Authorized Signature

Date:         5/9/97
     ----------------------------

NOTE: Please return two signed copies of this Service Contract to Fidelity Distributors Corporation. Upon acceptance, one countersigned copy will be returned to you.

                                              FIDELITY DISTRIBUTORS CORPORATION

FOR INTERNAL USE ONLY:
EFFECTIVE DATE:  JANUARY 1, 1997

                                              /s/  Arthur S. Loring
                                              ---------------------------------
                                              Arthur S. Loring
                                              ---------------------------------